UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 29, 2011

Marina Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3830 Monte Villa Parkway, Bothell, Washington		98021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 425-908-3600

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 30, 2011, Marina Biotech, Inc. (the “Company”) issued a press release announcing that the NASDAQ Listing Qualifications Panel has granted the Company’s request to remain listed on The NASDAQ Global Market and will allow the Company until January 31, 2012 to establish a closing bid price of its common stock of $1.00 or more per share for a minimum of 10 consecutive business days, in compliance with the listing criteria per NASDAQ Marketplace Rule 5450(a)(1).

The Company announced on September 28, 2011 that it had received a Deficiency Notice from NASDAQ notifying the Company that it had not regained compliance with Marketplace Rule 5450(a)(1) on or before September 21, 2011, which would have been necessary to cure the bid price deficiency of which the Company originally received notice on March 25, 2011. The Company presented its plan to regain compliance to the NASDAQ Listing Qualifications Panel on October 27, 2011. Based on the plan the Company presented and its continued execution of that plan, the Panel found that it was appropriate to allow the Company to remain listed on The NASDAQ Global Market while it works to achieve compliance.

A copy of the press release is attached to this Current Report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marina Biotech, Inc.

November 30, 2011	By:	/s/ Philip C. Ranker
	Name:	Philip C. Ranker
	Title:	Interim Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Marina Biotech, Inc. dated November 30, 2011.